EXHIBIT 2.1

               FORCLOSURE SALE AGREEMENT MADE APRIL 4, 2006 AMONG
    SAND HILL FINANCE, LLC, CIROND CORPORATION, SERVGATE TECHNOLOGIES, INC.,
                                 AND BSGL, LLC

                           FORECLOSURE SALE AGREEMENT

         This FORECLOSURE SALE AGREEMENT (the "AGREEMENT") is made as of April 4, 2006 (the "EFFECTIVE DATE"), among SAND HILL FINANCE, LLC (sometimes referred to as "SHF" or "SELLER"), CIROND CORPORATION, a Nevada corporation ("PURCHASER"), SERVGATE TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and BSGL, LLC, a Delaware limited liability company ("BSGL").

                                    RECITALS

         A. BSGL and Company are parties to an Amended and Restated Loan and Security Agreement dated as of October 29, 2004, pursuant to which Company issued to BSGL an Amended and Restated Secured Promissory Note in the principal amount of $2,631,636.14. Such loan agreement and note are referred to collectively as the "BSGL LOAN DOCUMENTS" (Schedule E). SHF and Company are parties to a Financing Agreement dated as of September 9, 2005, as amended by a First Amendment to Financing Agreement dated September 29, 2005, a Second Amendment to Financing Agreement dated October 27, 2005, a Third Amendment to Financing Agreement dated December 9, 2005 and a Fourth Amendment to Financing Agreement dated December 23, 2005 (collectively, the "SHF FINANCE DOCUMENTS"). BSGL and SHF are sometimes referred to individually as a "SECURED PARTY" and collectively as the "SECURED PARTIES". As of the date of this Agreement, Company owes SHF $2,100,000.00 and BSGL $3,131,636.14. Company's obligations to BSGL and SHF, respectively, are secured by all of the Company's personal property (the "COLLATERAL").

         B. One or more Events of Default have occurred under the BSGL Loan Documents and the SHF Finance Documents, as a consequence of which all amounts owing thereunder are immediately due and payable.

         C. SHF delivered a Notice of Disposition of Collateral to Company on March 21, 2006. Company has asked SHF to conduct a private foreclosure sale of the Collateral under California Uniform Commercial Code Section 9610. This Agreement sets forth, among other things, the terms of the sale of the Collateral to Purchaser.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       GENERAL AGREEMENT OF PURCHASE AND SALE.

         1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller will sell to Purchaser, and Purchaser will agree to buy from Seller, all of the personal property of the Company, including the assets described in SCHEDULE A hereto (the "TRANSFERRED ASSETS"). This sale is held pursuant to Section 9610 of the California Uniform Commercial Code. The parties acknowledge that such sale is commercially reasonable in all respects, including the method, manner, time, and place, and waive any right to further notices of default or other disposition. Without limiting the generality of the foregoing, the parties acknowledge that (i) Seller notified Company on or about March 21, 2006 that an Event of Default occurred under the SHF Finance Documents, and (ii) delivered the Notice of Disposition of Collateral to Company and all other persons required under applicable law, including BSGL, on March 21, 2006. The parties waive any claim that effecting the sale under this Agreement pursuant to such notices is


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

not commercially reasonable.

         1.2 CONSIDERATION. As consideration for the sale to Purchaser of the Transferred Assets, Purchaser will (A) pay the amounts described in SCHEDULE B attached hereto, (B) assume the obligations and liabilities of Company described on SCHEDULE B attached hereto (the "ASSUMED LIABILITIES"), as set forth in this Agreement, and (C) issue 9,000,00 shares of Common Stock in accordance with SCHEDULE B attached hereto.

         1.3 CLOSING. The closing of the private foreclosure sale conducted by Seller and the purchase and sale of the Transferred Assets (the "CLOSING") shall take place at the offices of the Seller's legal counsel located at 3175 Hanover Street, Palo Alto, CA 94304, at 1:00 p.m. Pacific Time and shall be the latter of March 24, 2006, or the date that the parties have received the documents requested by each as of such date, all of which shall be in form and substance satisfactory to SHF and BSGL, including:

               (A) an approval of the Closing by Company's Board of Directors and any special committee;

               (B) Board resolutions of Purchaser, authorizing the transactions described herein;

               (C) Loan documents for a secured bridge loan (the "BRIDGE LOAN"), by appropriate accredited investor ("BRIDGE LENDER") to Purchaser, and evidence of Purchaser's receipt of the Bridge Loan proceeds;

               (D) a secured promissory note in the original principal amount of $2,100,000, issued by Purchaser to the order of SHF;

               (E) a secured promissory note in the original principal amount of $2,500,000, issued by Purchaser to the order of BSGL; and

               (F) an intercreditor agreement by and among Bridge Lender, SHF, BSGL and Purchaser, which provides for the lien priorities described in
Section 4 hereof.

               (G) This Agreement may be executed by the different parties and dated and signed in separate counterparts and delivered via fax, each counterpart when thus executed shall be deemed to be an original and all of which when taken together shall constitute the one and same Agreement.

If the Closing does not occur by 1:00 p.m. Pacific Time on April 7, 2006, this Agreement shall thereafter be of no further force or effect.

         1.4 DELIVERY OF POSSESSION. Seller shall be under no obligation to cause delivery of control or possession of the Transferred Assets to Purchaser. Purchaser understands and acknowledges that the Company, and not Seller, is in possession and control of the Transferred Assets prior to the Closing.



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

2. ASSUMPTION OF OBLIGATIONS AND LIABILITIES. Purchaser assumes all obligations of Company in respect of the Assumed Liabilities as though Purchaser were the original obligor thereunder. Without limiting the generality of the foregoing, (i) Purchaser has all of the obligations of the "Borrower" under the BSGL Loan Documents and all of the obligations of the "Client" under the SHF Finance Documents, (ii) the representations and warranties set forth in the BSGL Loan Documents and the SHF Finance Documents are true as to Purchaser, (iii) Purchaser will comply with the covenants contained in the BSGL Loan Documents and the SHF Finance Documents (provided that payments shall be made at the times and in the amounts set forth in SCHEDULE B), and (iv) in addition to the Events of Default set forth in any of the BSGL Loan Documents or the SHF Finance Documents, Purchaser's failure to perform any obligation under this Agreement shall constitute an Event of Default under the BSGL Loan Documents and the SHF Finance Documents.

3.      COMPANY  LIABILITY.  Notwithstanding  the  assumption  by  Purchaser  in
Section 2, Company shall remain liable for all obligations under the BSGL Loan Documents and SHF Finance Documents. Company affirms that such obligations remain in full force and effect, and Company has no defense against the satisfaction of all such obligations. Such obligations shall be secured by any property that Company acquires after the Closing Date.

4. SECURITY AGREEMENT. To secure all of its obligations to SHF under the SHF Finance Documents and this Agreement, Purchaser grants SHF a second security interest in all the property of Purchaser other than the assets owned by
Purchaser before the date of this Agreement, and all of the proceeds thereof, whether now owned or hereafter acquired, including without limitation all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles (including intellectual property, patents, copyrights, trademarks, and goodwill), goods, fixtures, instruments, inventory, financial assets, investment property, letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and all products and proceeds thereof, as defined in this Agreement and the Uniform Commercial Code (collectively, the "PURCHASER COLLATERAL"). The Purchaser Collateral does not include property that Purchaser owned before entering into this Agreement. To secure all of its obligations to BSGL under the BSGL Loan Documents and this Agreement, Purchaser grants BSGL a third security interest in the Purchaser Collateral. Purchaser authorizes Secured Parties to file one or more financing statements to perfect the security interest granted under this Agreement. Except for the security interest granted to Bridge Lender, SHF and BSGL, Purchaser owns the Purchaser Collateral free and clear of any lien, adverse claim or restriction. Regardless of the order of attachment or perfection of any of those security interests, the security interest of Bridge Lender in the Purchaser Collateral shall be first, up to a principal amount of $1,000,000 (plus interest and costs of enforcement) of secured obligations owing to Bridge Lender, the security interest of SHF in the Purchaser Collateral shall be second, up to a principal amount of $2,100,000 (plus interest and costs of enforcement) of secured obligations owing to SHF, and the security interest of BSGL in the Purchaser Collateral shall be third, up to a principal amount of $2,500,000 (plus interest and costs of enforcement) of secured obligations owing to BSGL. If any of Bridge Lender, SHF or BSGL is owed more than such amounts, respectively, the security interest securing payment of such surplus amount will be fourth, shared pari pasu among each of Bridge Lender, SHF and BSGL. Without the prior written consent of both Secured Parties, Purchaser shall not encumber or dispose of any interest in the Purchaser Collateral.


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


5.       REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS.

         5.1   REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SECURED PARTIES.

               (A) The Seller and each of the Secured Parties, acting severally, hereby each represents and warrants that the sale of the Transferred Assets by Seller pursuant to this Agreement will be free and clear of any interest in the Transferred Assets claimed by Seller or the Secured Parties, other than the liens in favor of the Secured Parties granted in Section 4.

               (B) The Seller and each of the Secured Parties, acting severally, hereby each represents and warrants that the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transaction contemplated thereby (i) are within the power of Seller and each of the Secured Parties, and (ii) have been duly authorized by all necessary actions on the part of Seller and each of the Secured Parties. The execution of this Agreement by Seller and the Secured Parties constitutes, or will constitute, a legal, valid and binding obligation of Seller and the Secured Parties, enforceable against Seller and the Secured Parties in accordance with its terms.

               (C)   Seller  and each of the Secured  Parties hereby  represents and warrants that no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other party is required in connection with the execution and delivery of this Agreement by Seller or any of the Secured Parties, or the performance and consummation of the transactions contemplated hereby.

               (D) Seller and each of the Secured Parties hereby severally represents and warrants that the execution and delivery by Seller and the Secured Parties and of this Agreement and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate its Certificate of Incorporation, Bylaws, Certificate of Formation or Company Agreement or other charter documents, or any judgment, order, writ, decree, statute, rule or regulation applicable to it; or (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound.

               (E) Seller and each of the Secured Parties hereby acknowledges and agrees that Purchaser has relied directly upon the provisions set forth above in entering into this Agreement, that the representations and warranties as set forth above are a material condition to the sale contemplated hereby, and that Purchaser would not have entered into this Agreement without such representations and warranties.

The provisions of this Section 5.1 shall survive the Closing.

         5.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants that:

               (A) The Transferred Assets are being sold to Purchaser by means of a private foreclosure sale pursuant to the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California, and that the Transferred Assets are being sold


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"AS IS," and "WHERE IS",  with no  representations  and  warranties of any kind, including any warranties as to merchantability, fitness for intended use, title, possession, quiet enjoyment, or the like.

               (B) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

               (C) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated thereby (i) are within the power of Purchaser, and (ii) have been duly authorized by all necessary actions on the part of Purchaser. The execution of this Agreement by Purchaser constitutes, or will constitute, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

               (D) The execution and delivery by Purchaser of this Agreement and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or Bylaws of Purchaser or any judgment, order, writ, decree, statute, rule or regulation applicable to Purchaser; or (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which Purchaser is a party or by which it is bound.

               (E) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other party is required in connection with the execution and delivery of this Agreement by Purchaser, or the performance and consummation of the transactions contemplated hereby.

               (F) Purchaser's capitalization table attached as SCHEDULE C hereto is true and complete. All shares of Purchaser's stock issued pursuant to this Agreement are duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances, and not subject to any transfer restrictions, rights of first refusal, shareholder or other agreements.

               (G) Purchaser's proforma balance sheet as of closing, attached as SCHEDULE D.

The provisions of this Section 5.2 shall survive the Closing.

6.   COVENANTS OF PURCHASER. Purchaser will do the following:

     6.1 Purchaser will make the payments in the amounts and at the times set forth in Schedule B hereto. To evidence the payment obligations to SHF and BSGL respectively, Purchaser shall deliver to each promissory notes in substantially the form attached hereto

7. COMPANY GENERAL RELEASE. ON BEHALF OF ITSELF, ITS SUCCESSORS, STOCKHOLDERS, DIRECTORS AND AGENTS, COMPANY RELEASES SHF AND BSGL AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS AND AGENTS FROM ANY CLAIMS, DAMAGES AND LIABILITIES THAT NOW EXIST OR MAY HEREAFTER ARISE IN CONNECTION WITH THIS AGREEMENT, THE SHF FINANCING DOCUMENTS, THE BSGL LOAN DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED



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BY ANY OF THE FOREGOING, KNOWN OR UNKNOWN. COMPANY ACKNOWLEDGES THAT IT IS AWARE
OF, AND VOLUNTARILY WAIVES ANY RIGHT OR BENEFIT UNDER, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH SAYS:

         "A general release does not extend to claim which the creditor does not know to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

8.       MISCELLANEOUS.

         8.1 FURTHER ASSURANCES. The parties agree to act in good faith in the performance and enforcement of this Agreement and to execute such further documents and agreements as may be reasonably necessary to implement the purposes of this Agreement.

         8.2 EXPENSES. All parties will be responsible for their own transaction costs, provided that upon receipt of the proceeds of the PIPE Transaction, as defined in the BSGL Note, Purchaser shall reimburse BSGL $25,000 on account of fees and expenses incurred in connection with this Agreement. All costs of documenting the transfer of the Transferred Assets in accordance with this Agreement, including any transfer taxes, will be paid by Purchaser.

         8.3 COMPANY INDEMNITY. Company acknowledges that Secured Creditors are entering into this Agreement at Company's request. Company shall indemnify and defend Secured Creditors harmless from any claim, liability or cost incurred by either in connection with this Agreement and the transactions contemplated hereby (including reasonable attorneys fees and expenses), except for those caused by the indemnified party's gross negligence or willful misconduct.

         8.4 NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, except as expressly otherwise permitted herein, and shall be delivered in person (including via overnight courier service) or sent by telecopy, to the respective parties at the addresses referenced below. Each of the parties may change the address to which it desires notices to be sent if it notifies the other party of such change in accordance with the provisions of this Section. Any such notice will be deemed to be given when received, if personally delivered or sent by telecopy and, if mailed, two business days after deposit in the United States mail, properly addressed, with proper postage affixed.

                 SHF:             Sand Hill Finance, LLC
                                  20573 Stevens Creek Blvd.
                                  Cupertino, CA  95014
                                  Attn:  Ron Ernst

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                 BSGL:            BSGL, LLC
                                  c/o Michael Brownrigg
                                  1524 Columbus Ave.
                                  Burlingame, CA  94010

                 With a copy to:  Craig Tighe
                                  DLA Piper
                                  2000 University Avenue
                                  East Palo Alto, CA 94303

                 Purchaser:       Cirond Corporation
                                  4185 Still Creek Drive, Suite B101
                                  Burnaby, BC V5C 6G9 Canada

                 With a copy to:  Dunnington, Bartholomew and Miller, LLP
                                  477 Madison Ave., New York, NY 10022
                                  Phone:  212 682 8811
                                  Fax: 212 661 7769

                 ServGate:        ServGate Technologies, Inc.
                                  1999 South Bascom Avenue, Suite 700
                                  Campbell, CA  95008


         8.5 ASSIGNMENT OF RIGHTS. No party may assign any part of its rights, privileges or obligations under this Agreement without the written consent of the other parties.

         8.6 AGREEMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party or parties against whom enforcement of the change, waiver or discharge is being sought.

         8.7 INVALID PROVISIONS. If any provision in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         8.8 ENTIRETY AND AMENDMENTS. This Agreement and the other documents and instruments delivered pursuant to the transactions contemplated herein embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and may be amended only by an instrument in writing executed by the parties.

         8.9 PARTIES BOUND. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         8.10 APPLICABLE LAW; COUNTERPARTS; CONSTRUCTION. The terms and conditions of this Agreement will be construed in accordance with the internal laws of the State of California (notwithstanding the laws of conflicts) except insofar as it will be mandatory by statute to apply


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


the laws of another jurisdiction. Jurisdiction shall lie in Santa Clara County, California. The terms of this Agreement shall not be construed against the drafter, as these drafting services have been performed as a courtesy to the other party to this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         8.11 ENFORCEMENT COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or any other agreements, instruments or documents executed or delivered in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any other agreements, instruments or documents executed or delivered in connection herewith, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, arbitration or proceeding, in addition to any other relief to which it or they may be entitled.

         8.12 WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws by a reference proceeding in Santa Clara County, California in accordance with the provisions of Section 638 et seq of the California Code of Civil Procedure. EACH OF THE PARTIES HERETO SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY ANY OF THE PARTIES AGAINST ONE OR MORE OF THE OTHERS. This waiver extends to all such Claims, including Claims that involve persons other than the parties hereto; Claims that arise out of or are in any way connected to the relationship between the parties hereto; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.



THE REMAINING PORTION OF THIS PAGE IS INTENTIONALLY LEFT BLANK












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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the date first indicated above.


Seller:                             SAND HILL FINANCE, LLC


                                    By: /s/ RON ERNST
                                       -----------------------------------------
                                    Name:  Ron Ernst
                                         ---------------------------------------
                                    Title:   CFO
                                          --------------------------------------


 Purchaser:                         CIROND CORPORATION

                                    By:  /s/ NICHOLAS R. MILLER
                                       -----------------------------------------
                                    Name:   Nicholas R. Miller
                                         ---------------------------------------
                                    Title:  C.E.O.
                                          --------------------------------------


 BSGL:                              BSGL, LLC

                                    By:  /s/ MICHAEL BROLINRIGG
                                       -----------------------------------------
                                    Name:  Michael Brolinrigg
                                         ---------------------------------------
                                    Title:  Managing Partner
                                          --------------------------------------


 ServGate:                          SERVGATE TECHNOLOGIES, INC.

                                    By:  /s/ FRANCES E. WILL
                                       -----------------------------------------
                                    Name:  Frances E. Will
                                         ---------------------------------------
                                    Title:   CEO
                                          --------------------------------------

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